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                               EXHIBIT 1

                        DISTRIBUTION AGREEMENT

    THIS DISTRIBUTION AGREEMENT ("Agreement") is hereby entered into on this ___ day of _____________, 19__, between INVESTMENT DISTRIBUTORS, INC. ("IDI"), a Broker-Dealer organized and existing under the laws of the State of Tennessee and _____________________________ ("Broker-Dealer"), organized and existing under the laws of the State of __________________________.

                              WITNESSETH:
     WHEREAS, IDI is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

    WHEREAS, PROTECTIVE LIFE INSURANCE COMPANY ("PROTECTIVE") has appointed IDI as the principal underwriter of certain modified guaranteed annuity contracts ("Contracts") to be issued by PROTECTIVE.

    WHEREAS, the parties hereto desire that Broker-Dealer and its registered representatives who are duly licensed and qualified under applicable securities and insurance laws, rules and regulations be authorized to offer and sell the Contracts to the general public subject to the terms and conditions contained in this Distribution Agreement.

    NOW THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and terms set forth in this Distribution Agreement, the parties hereby agree as follows:

                               ARTICLE I
                              APPOINTMENT
                              -----------

    1. IDI, as principal underwriter, hereby appoints Broker-Dealer to distribute the Contracts.

    2. Broker-Dealer is an independent contractor and nothing in this or any other agreement between the parties shall be construed to create the relationship of employee and employer between Broker-Dealer, IDI and Protective. As an independent contractor it is contemplated that you may represent other insurance companies.


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                                  ARTICLE II
                                  LICENSING
                                  ---------

    1. Broker-Dealer will at all times be duly registered as a Broker-Dealer under the Securities Exchange Act of 1934 and in each state or other jurisdiction in which Broker-Dealer acts hereunder in connection with sales of the Contracts or the supervision of registered representatives who perform such activities on behalf of Broker-Dealer.


    2. Broker-Dealer will be fully responsible for ensuring that none of its registered representatives shall offer or sell the Contracts until such individuals are associated, licensed, and duly registered with the NASD and any applicable state securities and insurance authorities.


    3. Broker-Dealer will assist IDI and PROTECTIVE in the appointment of registered representatives under the applicable insurance laws to sell the Contracts. IDI and PROTECTIVE, in its or their sole discretion, may refuse to appoint or terminate the appointment of any registered representative.

                                    ARTICLE III
                                    COMPLIANCE
                                    ----------

    1. Broker-Dealer shall fully comply with the requirements of the NASD, the Securities Exchange Act of 1934, the Securities Act of 1933, and the Investment Company Act of 1940 and all other applicable federal or state laws governing the activities of Broker-Dealer regarding the Contracts.

    2. Broker-Dealer will establish such rules and procedures as required to ensure diligent supervision of the securities activities of registered representatives in regards to the Contracts.

    3. In the event a registered representative of Broker-Dealer fails to observe the standards and rules imposed by Broker-Dealer and IDI regarding the sales of the Contracts, Broker-Dealer shall notify IDI immediately that such registered representative is no longer authorized to sell the Contracts. Broker-Dealer shall take whatever action is necessary to terminate the sales activities of registered representative regarding the Contracts.

    4. Broker-Dealer shall have full responsibility for the training and supervision of all registered representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Contracts and shall supervise all registered representatives' compliance with applicable federal and state securities law and applicable state insurance laws and regulations and NASD requirements in connection with such solicitation activities. All such persons shall be subject to the control of Broker-Dealer with respect to such persons' securities-regulated activities in connection with the Contracts.

    5. Broker-Dealer will cause its registered representatives to be trained in the sale of the Contracts and will cause such representatives to limit solicitation of applications for the Contracts to jurisdictions where IDI has authorized such solicitation.


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                                ARTICLE IV
                    APPLICATIONS; ANNUITY DEPOSITS
                    ------------------------------

    1. All applications for the Contracts shall be made on such forms as authorized by IDI.

    2. Broker-Dealer shall be responsible for reviewing each application for completeness and suitability. All applications are subject to rejection and acceptance by PROTECTIVE, in its sole discretion.

    3. All checks and/or payments for Annuity Deposits for the Contracts shall be made payable to PROTECTIVE LIFE INSURANCE COMPANY.

    4. Broker-Dealer agrees that neither it nor its registered representatives:
    i) Shall not solicit applications for the Contracts without delivering to the applicant solicited a current prospectus.

   ii) Shall recommend the purchase of a Contract only if reasonable grounds exist that the Contract is suitable for the applicant in accordance with, applicable federal and state laws, regulations and the rules of the NASD. While not limited to the following; a determination of suitability shall be based on a reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs.

  iii) Shall accept Annuity Deposits for the Contracts in the form of a check or money order only if made payable to "Protective Life Insurance Company" and signed by the applicant.

   iv) Shall have no authority to endorse checks or money orders made payable to PROTECTIVE LIFE INSURANCE COMPANY.

    v) Shall have no authority to alter, modify, waive or change any of the terms, rates, charges or conditions of the Contracts.

   vi)  Deliver Contracts except in accordance with Protective's instructions.

                                    ARTICLE V
                                 SALES MATERIALS
                                 ---------------

    IDI shall provide Broker-Dealer, without any expense to Broker-Dealer, prospectus and consumer brochures for use with the Contracts. No sales, promotional materials, advertisement, circular or document regarding the Contracts can be utilized by Broker-Dealer and/or its registered representatives unless approved in writing by IDI and/or PROTECTIVE.


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                                   ARTICLE VI
                                  COMPENSATION
                                  ------------

    1. During the term of this Agreement, IDI agrees to pay compensation to Broker-Dealer as set forth in Schedule 1 to this Agreement. Schedule 1 may be amended or modified at any time, effective upon written notice to Broker-Dealer.

    2. Broker-Dealer shall be solely responsible for the payment of any commission or consideration of any kind to its registered representatives.

                                   ARTICLE VII
                                   TERMINATION
                                   -----------

    1. This Agreement may be terminated by IDI or by Broker-Dealer, without cause, upon thirty days written notice by either party to the other party to the last known address of such other party.

    2. This Agreement may be terminated "for cause" by IDI immediately upon written notice. IDI's determination of what constitutes termination "for cause" shall be conclusive between the parties hereto.

    3. Termination of this Agreement shall automatically terminate any supplements, addenda or amendments made a part of this Agreement.

    4. Upon termination of this Agreement, Broker-Dealer agrees to return to IDI all equipment and supplies regarding the Contracts in Broker-Dealers possession which are the property of IDI.

                                   ARTICLE VIII
                                GENERAL PROVISIONS
                                ------------------

    1. NOTICES. All notices or communications shall be sent to the address indicated herein.

    2. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee.

    3. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns.

    4. CONFIDENTIALITY. Each party to this Agreement shall maintain the confidentiality of any proprietary information that it may acquire in the performance of this Agreement and shall not use such proprietary information without the prior written consent of the other parties.

    5.  COMPLAINTS AND INVESTIGATIONS.
        (a) Broker-Dealer and its registered representatives each shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Broker-Dealer will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by IDI or Protective with respect to Broker-Dealer, or any of its individual registered representatives; and Broker-Dealer will promptly notify IDI and Protective of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Broker-Dealer or any of its individual registered representatives with respect to themselves in connection with this Agreement or any Contract.


        (b) In the case of a customer complaint, IDI, Protective and Broker-Dealer will cooperate in investigating such complaint and any response by Broker-Dealer or any of its registered representatives to such complaint will be sent to IDI and Protective for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.


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    5.  MODIFICATION OF AGREEMENT.  This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Contracts. This Agreement may not be modified unless by written agreement signed by all of the parties.

    6. INDEMNIFICATION. Broker-Dealer agrees to indemnify and hold IDI and Protective harmless from any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:


      (i) violation(s) by Broker-Dealer or its registered representatives, of federal or state securities law or regulation(s), insurance laws; or regulation(s), or any rule or requirement of the NASD;


     (ii) any unauthorized use of promotional, sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, by Broker-Dealer, or its registered representatives;


    (iii) claims by registered representatives of Broker-Dealer for commissions or other compensation or remuneration of any type;


     (iv) any failure on the part of Broker-Dealer, or its registered representatives to submit Annuity Deposits or applications to IDI and/or Protective, or to submit the correct amount of an Annuity Deposit, on a timely basis and in accordance with this Agreement and Protective's written procedures, subject to applicable law;


      (v) any failure on the part of Broker-Dealer, or its registered representatives to deliver Contracts to purchasers thereof in a timely manner and in accordance with Protective's procedures; or


     (vi) a breach by Broker-Dealer or its registered representatives of any provision of this Agreement.


    (vii) Broker-Dealer's and/or registered representatives unauthorized acts or transactions.

          This indemnification will be in addition to any liability which Broker-Dealer and its Registered Representatives may otherwise have.


    7. ARBITRATION. Except as otherwise specifically set forth below, all disputes, controversies or differences which arise under or are related to this Agreement, their employees, or registered representatives (including, without limitation, the construction, performance or breach of any Agreement) upon which an amicable understanding cannot be reached within 30 days shall, upon the written request of either party, be settled and determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction of these matters.


Notwithstanding the foregoing, IDI and/or Protective shall have the option, but not the obligation, to submit to and pursue in a court of law any claim against the Broker-Dealer for any indebtedness due IDI and/or Protective under this Agreement. Broker-Dealer agrees that, if the IDI and/or Protective pursues such a claim in a court of law, (i) failure of IDI and/or Protective to assert any additional claim in such proceeding shall not be deemed a waiver of, or estoppel to pursue, such claim as a claim or counterclaim in arbitration as set forth above, and (ii) the institution or maintenance of a judicial action hereunder shall not constitute a waiver of IDI and/or Protective's right to submit any other claim or controversy relating to this agreement, even though arising out of the same transaction or occurrence, to binding arbitration as set forth herein. If the Broker-Dealer asserts a claim against the IDI and/or Protective in arbitration or otherwise during the pendency of a claim brought by the IDI and/or Protective in a court of law, the court action shall be stayed and the parties shall submit to arbitration all claims. The institution of judicial action or exercise of self-help remedies shall not constitute a waiver of the right of the IDI and/or Protective to submit the dispute to arbitration.

The parties agree to arbitrate within thirty (30) days following the transmittal of written demand of either party to arbitrate any dispute arbitrable under this Agreement. Each of the parties shall appoint an arbitrator within thirty (30) days following notice of written demand to arbitrate, notifying the other party of the name and address of such arbitrator. The two arbitrators so appointed shall thereupon select the third arbitrator. If either party shall fail to appoint an Arbitrator as herein provided, or should the two arbitrators so named fail, to select the third arbitrator within thirty (30) days of this appointment, then, in either event, the president of the American Arbitration Association or its successor
shall appoint such second and/or third   Arbitrator. The three arbitrators so
selected shall constitute the Court of Arbitrators.

A decision of a majority of the Court of Arbitrators shall be provided within twenty days of the applicable hearing and shall be final and binding. The Court of Arbitrators shall not be bound by legal rules of procedure and may receive evidence in such a way as to do justice between the parties. The Court of Arbitrators shall promptly enter an award which shall do justice between the parities and the award shall be supported by a written opinion.

The cost of arbitration, including the fees of the arbitrators, but not including attorneys' fees, shall be borne by the losing party unless said Court of Arbitrators shall decide otherwise.

Signed by the parties on the date incidated below.



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                                                  INVESTMENT DISTRIBUTORS, INC.

                                                  By:___________________________

                                                  Title:________________________

                                                  Date:_________________________


                                                  BROKER-DEALER

                                                  By:___________________________

                                                  Title:________________________

                                                  Date:_________________________


                                                  CRD No.:______________________

                                                  Address: _____________________
                                                           _____________________
                                                           _____________________

8874

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